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Exhibit 23(a)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports dated April 2, 2002, included in this Form 10-K, into The Alpine Group, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-16703, 33-62544 and 333-60071) and on Forms S-3 (File Nos. 33-30246, 33-53434, 333-60073, 333-00301, 33-63819 and 33-81996).

Arthur Andersen LLP

Atlanta, Georgia
April 2, 2002

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  Exhibit 23(a)
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS